SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2005

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street

North Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K	Page 2 of 3

Item 8.01    Other Events.

Information Regarding Excess Inclusion Income for Tax-Exempt‚ Non–U.S. and Net Operating Loss Shareholders

Friedman, Billings, Ramsey Group, Inc. (“FBR”) believes that a portion of its 2005 dividends may be deemed excess inclusion income. This type of income in particular can impact taxpayers subject to the Unrelated Business Income Tax (“UBIT”). FBR believes most of its shareholders are not subject to UBIT and consequently will not be affected by a portion of FBR's dividend being classified as excess inclusion income.

In general, under federal income tax rules, excess inclusion income has the following effects:

1) Tax-exempt shareholders (other than certain government–related entities) will typically be subject to UBIT and will need to pay tax on the portion of their dividend classified as excess inclusion income;

2) Non–U.S. shareholders will be subject to the 30 percent U.S. federal withholding tax on this income without reduction under any otherwise applicable income tax treaty; and

3) Shareholders typically may not offset the portion of their dividends classified as excess inclusion income with net operating losses.

FBR recommends that shareholders discuss the tax consequences of their investment, including the proper tax treatment of any excess inclusion income, with their tax advisor.

FORM 8-K	Page 3 of 3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2005	FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

	By:	/s/ Kurt R. Harrington
Kurt R. Harrington Senior Vice President, Chief Financial Officer and Treasurer